Exhibit 99.1

          Four Oaks Fincorp, Inc. Declares 2006 Third Quarter Dividend

     FOUR OAKS, N.C.--(BUSINESS WIRE)--July 19, 2006--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after September 7, 2006, to shareholders of record on August 31, 2006. This dividend is 14% higher than the third quarter 2005 dividend as adjusted to retroactively reflect the five-for-four stock split paid on November 25, 2005.


     CONTACT: Four Oaks Fincorp, Inc.
              Ayden R. Lee, Jr., 919-963-2177
              President and Chief Executive Officer
              or
              Nancy S. Wise, 919-963-2177
              Executive Vice President and Chief Financial Officer